SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 5, 2013, Banc of California, Inc. (the “Company”), announced that its Board of Directors has approved changes to its previously announced share buyback program under Rule 10b-18 authorizing the Company to buy back, from time to time during the 12 months ending September 3, 2014, an aggregate amount representing up to 10% of the Company’s currently outstanding common shares. The buyback program will include a 10b5-1 plan that was adopted by the Company on September 3, 2013 pursuant to which up to a maximum of 300,000 shares may be repurchased during the quarter ended December 31, 2013, subject to certain price and volume restrictions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: September 6, 2013	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press Release of Banc of California, Inc., dated September 5, 2013.

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